EXHIBIT 99.1

2Q20 Earnings Considerations

To give perspective regarding market and planned factors affecting 2Q 2020 results, we are providing the following summary of factors management believes will impact 2Q 2020 results relative to 1Q 2020 results. These factors are generally limited to market dynamics, seasonal patterns, and planned activities. This list is not meant to be a comprehensive list of all changes between 1Q 2020 results and 2Q 2020 results or to provide an estimate of 2Q 2020 results for the Corporation. Further, this list may not account for all adjustments and charges required to fully reflect the changes in industry conditions.

$ billions	Upstream	Downstream	Chemical	Corp & Fin	Total
1Q20 earnings / (loss), U.S. GAAP	0.5	(0.6)	0.1	(0.7)	(0.6)

1Q20 identified items
1Q20 non-cash inventory valuation (lower of cost or market) impacts	(0.3)	(1.6)	(0.2)		(2.1)
1Q20 impairment impacts	(0.4)	(0.3)	(0.1)		(0.8)

1Q20 earnings / (loss) excluding identified items	1.2	1.3	0.5	(0.7)	2.3

Estimated effects of market factors impacting 2Q20 results
Change in liquids prices	(2.5) - (2.1)
Change in gas prices	(0.6) - (0.4)
Change in North American crude logistics differentials		(0.3) - (0.1)
Change in Downstream refining margins		(0.9) - (0.7)
Change in Chemical margins			(0.1) - 0.1
Change in mark-to-market derivative impacts		(1.6) - (1.2)

Estimated effects of seasonal and planned factors impacting 2Q20 results
Change in scheduled maintenance	(0.2) - 0.0	0.0 - 0.2	(0.1) - 0.1

Additional information:
Estimated 2Q20 non-cash inventory valuation (lower of cost or market) impacts[1]	0.1 - 0.3	1.5 - 1.6	(0.1) - 0.1

[1] Based on price data as of June 29, 2020

This information is only intended to provide additional information regarding current estimates of certain limited market and planned factors management believes will likely affect results for 2Q 2020 relative to 1Q 2020 to assist investors, analysts and others in formulating their own estimates. It is not intended to be a comprehensive presentation of all factors that will affect the Corporation’s sequential results or to provide an estimate of the Corporation’s 2Q 2020 results. Actual results and the impact of factors identified here may vary depending on the impact of other factors not identified here and are subject to finalization of the Corporation’s financial reporting process for 2Q 2020. Further, this list may not account for all adjustments and charges required to fully reflect the changes in industry conditions.

Outlooks, estimates, projections and other statements of future financial impacts of certain factors as provided in this publication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual future impacts of these certain factors for 2Q 2020 may vary from our estimates for a number of reasons, including additional unidentified factors related to: sales volume and sales mix numbers; supply and demand imbalances, price impacts and the broader government responses to first or second waves of COVID-19; planned cash and operating expense reductions; total capital expenditures and mix; maintenance costs and incidents; production shut-ins and mix; financing costs; the resolution of any contingencies and uncertain tax positions; environmental expenditures; determinations of the outcomes of contractual terms during the quarter; the outcome of commercial negotiations related to the quarter; the timing and regulatory approval of any acquisitions or divestments; resolution of trading and derivative positions for the quarter; the impact of fiscal and commercial terms applicable to the quarter; regional differences for product demand; regional pricing differentials; changes in regulatory policies and any associated liabilities; changes in asset valuation or estimates of underlying value as of a certain date; updates or corrections of any estimate used herein; and other market conditions in the oil, natural gas, petroleum, and petrochemical industries. Furthermore, additional factors may exist that will be relevant to 2Q 2020 results that are not currently known or fully understood, including our participation in joint ventures or developments operated by third parties. All forward-looking statements and the assumptions in this publication speak only as of the date hereof. We do not assume or undertake any obligation to update these forward-looking statements or assumptions as of any future date.  Any future update or expansion of the forward-looking statements in this publication will be provided only through a public disclosure indicating that fact.

Earnings / (loss) excluding identified items are earnings / (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings impact of an identified item for an individual segment may be less than $250 million when the item impacts several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one or both periods include identified items.